UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 22, 2024

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 23, 2024, the Board of Directors of Blue Bird Corporation (the “Company”) elected Mr. Edward T. Hightower as a Class I director of the Company. Mr. Hightower was also appointed to serve as a member of the Audit Committee of the Board of Directors, effective immediately.

Mr. Hightower, age 59, is the founder and managing director of Motoring Ventures LLC, an advisory firm focused on the global automotive industry, since 2011. Mr. Hightower previously served as Chief Executive Officer (“CEO”) and President of Lordstown Motors Corp., an original equipment manufacturer (“OEM”) of electric vehicles (“EV”) for the commercial fleet market, from 2021 to 2024. He led the operational turnaround of the company and the launch of its first vehicle, the Endurance all-electric full-size pickup truck. Mr. Hightower also served as CEO of the EV design and engineering joint venture between Lordstown and Foxconn, a Taiwanese electronics manufacturer. Earlier, Mr. Hightower served in several executive roles between Ford Motor Company, BMW of North America, General Motors Company, and AlixPartners. He earned a BS in General Engineering from the University of Illinois Urbana-Champaign and an MBA from the University of Michigan Ross School of Business.

There are no arrangements or understandings between Mr. Hightower and any other person(s) pursuant to which he was elected as a director. There are no existing transactions and no proposed transactions between Mr. Hightower and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hightower will participate in our director compensation programs to the same extent as other directors (excluding previous compensation arrangements for Messrs. Penn and Thau), which have been previously disclosed most recently in our Definitive Proxy Statement dated February 5, 2024, with respect to our 2024 Annual Meeting of Stockholders, under the section titled “Fiscal 2023 Director Compensation.”

(e) On October 22, 2024, the Compensation Committee of the Board of Directors approved an increase in the annual base salary of Mr. Ted Scartz, our Senior Vice President and General Counsel. Mr. Scartz will receive an annual base salary of $420,000.

Item 8.01 Other Events.

We issued a press release on October 28, 2024, announcing the election of Mr. Edward T. Hightower to our Board of Directors, a copy of which is furnished as Exhibit 99.1 to this Report.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

99.1    Press Release dated October 28, 2024, announcing the election of Mr. Edward T. Hightower to the Company’s Board of Directors.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: October 28, 2024